UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x	Definitive Proxy Statement
o	Definitive Additional Materials
o	Soliciting Material Pursuant to §240.14a-12

Northpointe Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

x	No fee required

o	Fee paid previously with preliminary materials
o	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

3333 Deposit Drive Northeast
Grand Rapids, Michigan 49546
April 11, 2025
Dear Stockholder:
We cordially invite you to attend our 2025 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 15, 2025, at 12:00 p.m. Eastern Time. The Annual Meeting will be held via conference call. You will be able to dial-in and participate in the Annual Meeting, vote your shares and ask questions during the meeting by dialing in 1-312-757-2166, conference room number 375-775-989.
Please review the Notice of Annual Meeting of Stockholders and proxy statement enclosed with this letter which describe the formal business to be transacted at the meeting.
Your vote is important to us. Whether or not you expect to attend the Annual Meeting, please vote your shares by signing, dating, and promptly returning the enclosed proxy card in the accompanying postage-paid envelope, or by voting online or by telephone using the instructions printed on the proxy card. This will ensure that your shares are represented at the Annual Meeting.
Thank you for your continued support of Northpointe.

Sincerely,

Charles A. Williams
Chief Executive Officer and Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2025
Northpointe Bancshares, Inc. (the “Company”) will hold its 2025 Annual Meeting of Stockholders, or the Annual Meeting, on Thursday, May 15, 2025, at 12:00 p.m. Eastern Time, for the following purposes, all of which are described in greater detail in the accompanying proxy statement:
1To elect seven (7) directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified;
2To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and
3To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this proxy statement, the Board of Directors is not aware of any other such business.
Only stockholders of record at the close of business on the April 4, 2025 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The holders of shares of the Company’s voting common stock are entitled to one vote per share on all matters to be presented for action by stockholders at the meeting.
It is important that your shares be represented and voted at the meeting. You can vote your shares online or by telephone, or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.
The Annual Meeting will be held via a conference call. If you were a stockholder of record on April 4, 2025, or you hold a valid proxy for the Annual Meeting, you will be able to dial-in and participate in the Annual Meeting, vote your shares and ask questions during the meeting by dialing in 1-312-757-2166, conference room number 375-775-989.
Copies of our proxy statement and annual report for the year ended December 31, 2024 are available for viewing, printing and downloading on the Internet at www.investorvote.com/NPBI or in the “Investor Relations – SEC Filings” section of our website, www.northpointe.com. In addition, you may obtain free of charge electronic copies of all of our filings with the U.S. Securities and Exchange Commission from this section of our website.
The Board of Directors of the Company unanimously recommends that stockholders vote “FOR” each of the seven (7) director nominees for election as a director and “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
BY ORDER OF THE BOARD OF DIRECTORS

Kevin J. Comps
President and Secretary
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ONLINE OR BY TELEPHONE, OR BY MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD.

NORTHPOINTE BANCSHARES, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2025

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” the “Company” or “Northpointe” refer to Northpointe Bancshares, Inc., a Michigan corporation, and its consolidated subsidiaries. All references to “the Bank” or “our Bank” refer to Northpointe Bank, a wholly-owned bank subsidiary of the Company. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of outstanding shares of our voting common stock, no par value (the “common stock”).

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, May 15, 2025 at 12:00 p.m., Eastern Time, and any adjournments or postponements thereof for the purposes set forth in this proxy statement and the accompanying notice of the meeting. This proxy statement, the notice of the meeting, the Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to stockholders on or about April 11, 2025. You should read the entire proxy statement carefully before voting. The mailing address of the Company’s principal executive office is 3333 Deposit Drive Northeast, Grand Rapids, Michigan, 49546.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders To Be Held on May 15, 2025

The Annual Meeting will be held via conference call. If you were a stockholder of record on April 4, 2025, or you hold a valid proxy for the Annual Meeting, you will be able to dial-in and participate in the Annual Meeting, vote your shares and ask questions during the meeting by dialing in 1-312-757-2166, conference room number 375-775-989.

Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available at www.investorvote.com/NPBI or in the “Investor Relations – SEC Filings” section of our website, www.northpointe.com. Stockholders are encouraged to access and review the proxy materials before voting.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
How can I vote?
You may vote your shares of common stock either by proxy or during the Annual Meeting. The process for voting your shares depends on how your shares are held. If your shares are held in “street name,” follow the instructions provided by your bank, broker, or other nominee. If you are a record holder on the Record Date for the Annual Meeting, you can vote in one of four ways:
•Via Internet before the Annual Meeting: Go to www.investorvote.com/NPBI and follow the instructions. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card in hand. The deadline for Internet voting is 11:59 p.m., Eastern Time, May 14, 2025.
•By Telephone: Call toll-free 1-800-652-VOTE (8683) and follow the instructions. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card in hand. The deadline for voting by phone is 11:59 p.m., Eastern Time, May 14, 2025.
•In Writing: Complete, sign, date, and return the proxy card in the return envelope provided with your proxy card as soon as possible to ensure that it will be received in advance of the Annual Meeting.
•At the Annual Meeting: To attend the meeting via conference call and cast your vote, please dial in 1-312-757-2166, conference room number 375-775-989. You will be able to vote telephonically and submit questions during the meeting.
If you submit your proxy and voting instructions via the Internet or telephone, you do not need to mail your proxy card. The Company must receive your vote no later than the time the polls close for voting at the Annual Meeting for your vote to be counted at the Annual Meeting.
If you submit a proxy to the Company before the Annual Meeting, whether by proxy card, by telephone or by Internet, the person named as proxy will vote your shares as you direct. If no instructions are specified, the proxy will be voted for the seven directors nominated by the Board of Directors, for the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025, and in the proxy holder’s discretion on any other matters that are properly presented at the meeting or any adjournment of the meeting.
What constitutes a quorum for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid stockholders meeting. A quorum will be present at a meeting of stockholders if at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. As of the Record Date, there were 30,342,919 shares of our common stock outstanding and entitled to vote. The inspector of election will determine whether a quorum is present at the Annual Meeting. If there is no quorum, any officer entitled to preside at or to act as secretary of the Annual Meeting may adjourn the meeting until a later date. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.
If my shares are held in “street name” by my broker, will my broker vote my shares for me?
Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

What is a broker non-vote?
Brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) currently qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote on them. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on that matter to your broker. The election of directors (Proposal 1) is a non-routine matter, so your broker may not vote on this matter in its discretion. If you do not give voting instructions with respect to the election of directors, your broker will need to return a proxy card without voting on this non-routine matter, which is referred to as a “broker non-vote.”
How are broker non-votes and abstentions treated?
Broker non-votes, as long as there is one routine matter to be voted on at the meeting, such as the ratification of the appointment of RSM US LLP here, and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees (Proposal 1). Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm (Proposal 2).
What if I return a proxy card but do not make specific choices?
If you are a stockholder of record and you return a signed and dated proxy card without marking any voting selections, your proxy will vote your shares “FOR” each of the seven (7) director nominees for election as a director and “FOR” ratifying the appointment of our independent registered public accounting firm for the year ending December 31, 2025. We are currently not aware of any other matters to be considered at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, your proxy will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his discretion. If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board of Directors may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy will vote for the substitute nominee.
Can I revoke my proxy?
Yes. If you have not voted through your broker, you can change your vote after you have voted prior to the applicable cutoff time by:
1.delivering a written notice of revocation to Kevin J. Comps, Corporate Secretary of Northpointe Bancshares, Inc., 3333 Deposit Drive Northeast, Grand Rapids, Michigan, 49546;
2.submitting another properly completed proxy card prior to the meeting bearing a later date than your previous proxy;
3.voting by telephone at a subsequent time, in which case only your last telephone proxy submitted prior to the meeting will be counted;
4.voting by the Internet at a subsequent time, in which case only your last Internet proxy submitted prior to the meeting will be counted; or
5.voting telephonically at the Annual Meeting, but simply attending the meeting will not, in and of itself, revoke a proxy.
If you voted through your broker, please contact your broker to change or revoke your vote.

What vote is required to elect a nominee for director to the Board of Directors?
In the election of directors, if a quorum is present, directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the candidates receiving the highest number of “FOR” votes will be elected. For purposes of the election of directors, failures to vote, abstentions, and broker non-votes will have no effect on the result of the vote.
What happens if a nominee is unable to stand for re-election?
The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. We have no reason to believe any nominee will be unable to stand for re-election.
What vote is required to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025?
The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 will require the affirmative vote of the holders of a majority of the shares cast at the Annual Meeting and entitled to vote on Proposal 2. For purposes of the ratification of the appointment of RSM US LLP, failures to vote, abstentions, and broker non-votes will have no effect on the result of the vote.
How are voted counted?
Votes will be counted at the Annual Meeting by the inspector of election appointed by the Company for the Annual Meeting.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.
Who will pay for this proxy solicitation, and how will we solicit proxies?
The Board is asking for your proxy, and we will pay all of the costs of soliciting stockholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.
Are there any other matters to be acted upon at the Annual Meeting?
Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the notice. The proxies also confers on the proxy the discretionary authority to vote with respect to any matter properly presented at the Annual Meeting. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the person named in the accompanying form of proxy to vote the shares represented by the proxies held by him in accordance with applicable law and his judgment on such matters.
Where can I find the voting results?
The Company will publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who can help answer any questions I may have?
Stockholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy, or desire additional copies of the proxy statement, the proxy card, or the 2024 Annual Report should contact Bryan Barker, Director of SEC Reporting at Northpointe Bancshares, Inc., 3333 Deposit Drive Northeast, Grand Rapids, Michigan, 49546, via email at Bryan.Barker@northpointe.com, or by phone at (616) 426-4064.

PROPOSAL 1. ELECTION OF DIRECTORS
Pursuant to our Amended and Restated Bylaws (“Bylaws”), our Board of Directors is authorized to have not less than two nor more than 25 directors, unless changed by resolution of our Board. Our Board of Directors currently consists of seven members, all of whom will be elected annually at the Annual Meeting and serve one-year terms, until their successors have been duly elected and qualified. The exact number of directors may be fixed or changed from time to time within the range set forth in our Bylaws by the Board of Directors.

The Corporate Governance and Nominating Committee and the Board of Directors have nominated the individuals listed in the table below for election as a director of the Company for a one-year term expiring at the 2026 annual meeting of stockholders. The nominees were selected based upon a review of their qualifications including, but not limited to, extensive experience in banking and financial services as well as mortgages, investment management, operations, risk management, corporate finance, and accounting. The proposed nominees are willing to be elected and to serve as a director. If any nominee becomes unable to serve or is otherwise unavailable for election, which we do not anticipate, the incumbent Board of Directors may select a substitute nominee. If a substitute nominee is selected, the shares represented by your proxy will be voted for the election of the substitute nominee. If a substitute is not selected, all proxies will be voted for the election of the remaining nominees. All of the nominees currently serve as directors of the Company and the Bank.

No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers. During the previous 10 years, no director, person nominated to become a director, or executive officer of the Company was the subject of any legal proceeding that is material to an evaluation of the ability or integrity of any such person. There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director except as disclosed below.
Under securities purchase agreements with certain Castle Creek entities, Castle Creek (as defined elsewhere in this proxy statement) has the right to designate a nominee to our Board of Directors. For the Annual Meeting, Castle Creek has designated John M. Eggemeyer III to serve on our Board of Directors. For further information, please see the section entitled “Certain Relationships and Related Transactions – Transactions with Castle Creek – Board Representation and Observer Rights” in this proxy statement.
The following table sets forth certain summary information about our director nominees, including their names, ages and year in which they began serving as a director of the Company.

Name	Age	Position	Director Since
Charles A. Williams	62	Founder, Chairman and Chief Executive Officer	1998
Carrie L. Boer	63	Director	2020
Robert W. De Vlieger II	68	Director	1999
R. Jeffery Dean	66	Director	1999
Bruce L. Edger	73	Director	2005
John M. Eggemeyer III	79	Director	2019
David S. Hooker	66	Director	1999

Charles A. Williams. Mr. Williams is the Founder, Chairman, Chief Executive Officer, and director of the Company and the Chief Executive Officer and director of our Bank. Mr. Williams has over 42 years of experience in the banking industry. Prior to becoming Chief Executive Officer of the Company and our Bank in 1998, Mr. Williams served as a Senior Vice President, Senior Lending Officer, and Director of First National Bank of America (formerly named First National Bank of Michigan), where he was employed from 1988 through 1997. His responsibilities included originating, negotiating, approving, and administering loans similar to those originated and made by our Bank. At First National Bank of America, Mr. Williams served on the executive committee of the board of directors and participated on all major senior management committees. Mr. Williams has a degree from the Graduate School of Banking at the University of Wisconsin.

We believe that Mr. Williams’ knowledge of the Company, experience building and leading the Company, extensive banking experience in the Midwest, and his first-hand knowledge of our lines of business and corporate strategy provide our Board of Directors a valuable resource for understanding the day-to-day operations and strategic direction of the Company and the industry.

Carrie L. Boer. Mrs. Boer is a director of the Company and our Bank. Since 2000, Mrs. Boer has served as the director of Investments for Cook Holdings, a family investment office, and as a director and the Treasurer of the Peter C. & Emajean Cook Foundation, a family charitable foundation. Under direction from the Peter C. & Emajean Cook Foundation’s board of directors, Mrs. Boer is responsible for oversight of investment and philanthropic activity. Previously, Mrs. Boer was an auditor for BDO and held various positions with Mazda Great Lakes, including VP of Finance. Mrs. Boer received her bachelor’s degree in Accounting from Michigan State University in 1982, and earned her Certified Public Accountant credential in 1985. Mrs. Boer’s extensive accounting experience coupled with her investment management expertise and financial acumen enhances our Board of Directors’ knowledge in these areas.

Robert W. De Vlieger II. Mr. De Vlieger II is a director of the Company and our Bank. Mr. De Vlieger II is also the president of Bond Corporation, a consumer mortgage financing and general management firm, where he has been employed since 1993. Mr. De Vlieger II was previously employed with Manufacturers Hanover Bank, Beneficial Finance Corporation, and GE Capital Corporation. Mr. De Vlieger II is also presently on the board of Advantage Leasing Corporation, which leases commercial equipment nationwide. Mr. De Vlieger II holds a double major with a liberal arts degree from Hope College in Mathematics and Business Administration. Mr. De Vlieger II’s extensive management and oversight experience and expertise in consumer mortgage financing, commercial equipment leasing and his background in the markets in which we serve provides our Board of Directors with significant insight.

R. Jeffery Dean. Mr. Dean is a director of the Company and our Bank. Mr. Dean is the President and Owner of Tallgrass Properties, a commercial real estate development company, and JCMD Leasing, an industrial equipment leasing company, a position he has held since 2010 and 1994, respectively. He was formerly a President of Evolution Insurance Company, and Chief Executive Officer and President of The Armada Group in Grand Rapids, Michigan. Prior to Armada, Mr. Dean held positions with General Electric, Price Waterhouse, and BDO Seidman. He is a Certified Public Accountant, with Certified Management Accountant and Certified in Production and Inventory Management certificates, and graduated with Bachelor of Science degree in finance from Michigan State University. Mr. Dean’s commercial real estate expertise and considerable experience in accounting provides the Board of Directors with a meaningful perspective and valuable insight.

Bruce L. Edger. Mr. Edger is a director of the Company and our Bank. Since 1990, he has served as a Registered Securities Principal with Beaconsfield Financial Services, Inc., a full service brokerage firm, and an Investment Advisor Representative with Summit Advisors, LLC, a portfolio management company for individuals and small businesses. In this capacity, Mr. Edger provides investment advisory and wealth management services for clients, including a number of stockholders of Northpointe Bancshares. Previously, Mr. Edger was the Chief Executive Officer and co-owner of Pension Systems, LLC, a firm providing retirement plan services to employers. Mr. Edger served as Controller and General Manager of Reclamet, Incorporated and prior to that, served as a Loan Officer with Hastings City Bank. Mr. Edger holds a bachelor’s degree in Business from Davenport College. Mr. Edger offers expertise in financial services and a unique understanding of our markets, operations and competition, all of which provides our Board of Directors with a valuable resource and perspective.

John M. Eggemeyer III. Mr. Eggemeyer is a director of the Company and our Bank. Mr. Eggemeyer is a Founder and Managing Partner of Castle Creek Capital LLC, which has been an investor in the banking industry since 1990. Mr. Eggemeyer has over 40 years of experience in the banking industry. In 2006, the American Banker honored Mr. Eggemeyer as “Community Banker of the Year” for his success as a builder of community banking companies. Prior to founding Castle Creek, Mr. Eggemeyer spent nearly 20 years as a senior executive with some of the largest banking organizations in the U.S. with responsibilities across a broad spectrum of banking activities. Mr. Eggemeyer served on the board of directors of Pacwest Bancorp, a public company that owns Pacific Western Bank, from 2000 until 2023 and The Bancorp, Inc., a public company and parent company of The Bancorp Bank, from 2016 to 2024. Mr. Eggemeyer serves on the board of Primis Financial Corp., a public company and parent company of Primis Bank, where he serves as chairman of the enterprise risk committee. In addition, Mr. Eggemeyer serves on the board of Banc of California, Inc., a public company and parent company of Banc of California, where he serves as chair of the board and is a member of the

Compensation, Nominating and Corporate Governance Committee and the Finance Committee. Mr. Eggemeyer holds a Bachelor of Science degree from Northwestern University and a Master of Business Administration from the University of Chicago. With his wide-ranging professional and investing background in the banking industry, Mr. Eggemeyer brings a wealth of business and management experience to our Board of Directors.

David S. Hooker. Mr. Hooker is a director of the Company and our Bank. Mr. Hooker is the Chief Executive Officer and Manager of Greenville Partners, and the Executive Manager of Greenville Asset Management, positions he has held since 2023. Greenville Partners and Greenville Asset Management are private investment management firms. Previously he served as President & Chief Executive Officer of Frederik Meijer Gardens & Sculpture Park, a private non-profit Michigan corporation serving the public, from 2008 to 2023. Mr. Hooker is also President and Managing Member of C&H Holdings, a real estate and automotive investment company. From 2004 to 2006, he was a Partner in DaVinci Capital, a private equity capital firm that assisted new, emerging and growing companies secure financing. Mr. Hooker currently serves on the board of Mary Free Bed Rehabilitation Hospital, the Gerald R. Ford Presidential Foundation and Beer City Dog Biscuits. He previously served as a Trustee to Grand Valley State University. Mr. Hooker holds a bachelor’s degree in Economics from Kenyon College and a master’s in business administration degree from the University of Michigan. Mr. Hooker’s extensive experience and leadership, along with his business acumen and management experience qualify him to serve on our Board of Directors.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE FOR ELECTION AS A DIRECTOR.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
Corporate Governance Overview
The Board is committed to having sound corporate governance principles, which are essential to running the Company’s business efficiently and maintaining its integrity in the marketplace. The Board understands that corporate governance practices change and evolve over time, and the Board seeks to adopt and use practices that it believes will be of value to the Company’s stockholders and will positively aid in the governance of the Company. The Board will continue to monitor emerging developments in corporate governance and enhance its policies and procedures when required or when the Board determines that it would benefit the Company and its stockholders.
In this section, we describe the roles and responsibilities of our Board and its committees and describe our corporate governance policies, procedures and related documents. The charters of the Audit, Compensation and Corporate Governance and Nominating Committees of our Board of Directors, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics can be accessed electronically at the Company's website, www.northpointe.com, under the “Investor Relations – Governance – Governance Documents” section. We will also provide a copy of the committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics without charge upon written request sent to Kevin J. Comps, Corporate Secretary at Northpointe Bancshares, Inc., 3333 Deposit Drive Northeast, Grand Rapids, Michigan 49546. Information that is presented or hyperlinked on our website is not incorporated by reference into this proxy statement.
Board Leadership Structure
The Company is committed to strong board leadership. Our governance framework provides the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. The Boards of directors of the Company and the Bank are comprised of the same individuals. All such meetings are led by our Chairman of the Board, Mr. Charles A. Williams, who is also our Chief Executive Officer. Mr. Williams’ primary duties are to lead our Board of Directors in establishing our overall vision and strategic plan and to lead our management in carrying out that plan. The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as designating an independent lead director or having a separate Chairman of the Board and Chief Executive Officer, is necessary to achieve effective oversight. As a result, the Board has not designated an independent lead director nor has it designated a separate Chairman of the Board and Chief Executive Officer. Six of the Board’s seven directors have been determined by the Board to be independent under the listing standards of the New York Stock Exchange ("NYSE"). All directors, including the Chairman of the Board, are bound by fiduciary obligations imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman of the Board and Chief Executive Officer would not serve to materially enhance or diminish the fiduciary duties of any director.
From time to time, the board leadership structure will be re-evaluated to ensure that it continues to be the most effective approach in serving the Company’s goals. In addition, to further strengthen the oversight of the full Board, our independent directors often hold executive sessions at which only independent directors are present.
Director Independence
The NYSE listing standards provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board of Directors has established categorical standards of independence to assist it in determining director independence which conform to the independence requirements in the NYSE listing standards. The categorical standards of independence are incorporated within our Corporate Governance Guidelines.

The Board of Directors has affirmatively determined that a majority of its members are independent as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. The Board has determined that, as of January 1, 2025, the following six directors are independent: Carrie L. Boer, R. Jeffery Dean, Robert W. De Vlieger II, Bruce L. Edger, John M. Eggemeyer III, and David S. Hooker. Please see the section entitled “Certain Relationships and Related Transactions” for a discussion of certain relationships between the Company and its independent directors. These relationships have been considered by the Board in determining a director’s independence from the Company under the Company’s Corporate Governance Guidelines and the NYSE listing standards and were determined to be immaterial.
Board Role in Risk Oversight
The Board has the ultimate authority and responsibility for overseeing the Company’s risk management. The Board does not view risk in isolation and considers risk in virtually every business decision and as part of the Company’s overall business strategy. The Board monitors, reviews and reacts to material enterprise risks identified by management. The Board receives specific reports from executive management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Board committees have responsibility for risk oversight in specific areas. The Audit Committee oversees risks related to financial reporting, internal controls over financial reporting, valuation of investment securities, internal and independent audit functions, capital adequacy, legal matters, tax matters, credit matters, and reputational risks relating to these areas. The Compensation Committee oversees risks related to incentive compensation, executive and director compensation, executive succession planning, talent retention, human capital, and reputational risks relating to these areas. The Corporate Governance and Nominating Committee is tasked with overseeing the nomination and evaluation of the Board and our corporate governance principles. In addition, the Corporate Governance and Nominating Committee oversees ESG-related risks and corporate governance-related risks, such as board composition and effectiveness, board succession planning, corporate governance policies and reputational risks relating to these areas.
As part of the risk governance process, the head of the Company’s enterprise risk management function also provides a quarterly report and updates on risk management to the Board of Directors. The Company believes that its enterprise risk framework, including the active engagement of management with the Board in the risk oversight function, supports the risk oversight function of the Board.
Cybersecurity and Information Security Risk Oversight
The Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk. In particular, our Board and management each receive regular reporting on cybersecurity and information security risk and discusses cybersecurity and information security risks with both the Information Technology Steering Committee and Chief Information Security Officer as needed. Our Information Technology Steering Committee and Chief Information Security Officer also reviews and approves our cybersecurity and information security program as well as steps taken by management to understand and mitigate such risks. For more information on our cybersecurity risk management, strategy, and governance, please see “Part I - Item 1C. Cybersecurity” in the 2024 Annual Report.
Non-Management Executive Sessions
In order to give a significant voice to our non-management directors, our Corporate Governance Guidelines provide for executive sessions of our non-management and independent directors. Our Board believes this is an important governance practice that enables the Board to discuss matters without management present. Our non-management directors are given the opportunity to meet in an executive session following each regularly scheduled Board meeting and Audit Committee meeting. Our independent directors are given the opportunity to meet separately from the other directors in regularly scheduled executive sessions at least once a year, and at such times as may be deemed appropriate by the Company's independent directors. The longest-serving independent/non-management director on the Board presides at these executive sessions, and sets the agenda for such executive sessions. Any independent director may call an executive session of independent directors at any time.
Board and Committee Self-Evaluation
The Board’s annual self-evaluation is a key component of its director nomination process and succession planning. In fact, the Corporate Governance and Nominating Committee uses the input from these self-evaluations to recommend changes to the Company’s corporate governance practices and areas of focus for the following year and to plan for an orderly succession of the Board and its committees. The Board values the contributions of directors who have developed extensive experience and insight into the Company during the course of their service on the Board and as such, the Board does not believe arbitrary term limits on directors’ service are appropriate. At the same time, the Board recognizes the importance of Board refreshment to help ensure an appropriate balance of experience and perspectives on the Board.
Board Meetings and Attendance
The Company's Board of Directors had twelve meetings in 2024. All Board meetings are led by our Chairman of the Board and directors are expected to attend all Board meetings and all meetings of committees on which they serve. During 2024, each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served. Although the Company has no formal policy with respect to Board members’ attendance at its Annual Meetings, it is customary for all Board members to attend the Annual Meeting. All of the Company’s then-current directors attended the Company’s 2024 annual meeting of stockholders.
Committees of the Board
Our Board of Directors currently has three principal standing committees – an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each committee has a written charter adopted by the Board that complies with the applicable listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available at the Company's website, www.northpointe.com, under the “Investor Relations – Governance – Governance Documents” section. The Board has determined that each member of the Audit, Compensation and Corporate Governance and Nominating Committees is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines.  The following table shows the membership and leadership of the various committees as of the date of this proxy statement.

Director	Independent Director(1)	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Charles A. Williams	No
Carrie L. Boer	Yes	Member	Member	Member
Robert W. De Vlieger II	Yes		Member	Member
R. Jeffery Dean	Yes	Chair	Member	Member
Bruce L. Edger	Yes		Chair	Chair
John M. Eggemeyer III	Yes	Member	Member	Member
David S. Hooker	Yes		Member	Member
(1)Independent as that term is defined in NYSE Listing Rules and SEC rules and regulations for service on the Board of Directors and each committee on which the director serves.  In making this determination, the Company considered all ordinary course loan and other business transactions between the director and the Bank.

Audit Committee
The Audit Committee met 12 times in 2024. The composition of the Audit Committee was adjusted in early 2025 following the Company's February 2025 Initial Public Offering. The Audit Committee assists the Board in fulfilling its responsibilities with respect to accounting, auditing, financial reporting, internal control, and legal compliance. Our Board has evaluated the independence of the members of the Audit Committee and has determined that (i) each of the members is independent under the applicable rules of NYSE, (ii) each of the members satisfies the additional independence standards under the SEC rules for Audit Committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. The Board also reviewed which members of the Audit Committee meet the criteria to be considered a financial expert as defined by the SEC rules. Based on its review, the Board determined that R. Jeffery Dean qualifies as an “Audit Committee Financial Expert,” as defined under the applicable rules of the SEC, by reason of his prior job experience.
The Audit Committee oversees management and the independent auditors in the Company's accounting and financial reporting processes and audits of the Company's financial statements. The Audit Committee serves as a focal point for communication among the Board, the independent auditors, the internal auditor and management with regard to accounting, reporting, and internal controls. The responsibilities of the Audit Committee include the following:

•selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;

•pre-approving audit, permitted non-audit and tax services to be provided by the Company’s independent auditor;

•reviewing and evaluating our independent auditor’s qualification, performance and independence;

•reviewing actions by management on recommendations of the independent auditors and internal auditors;

•meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

•reviewing our annual audited financial statements, quarterly financial statements, earnings releases and reports filed with the SEC;

•reviewing critical accounting policies and practices of the Company;

•reviewing reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports; and

•handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

Compensation Committee
The Compensation Committee met 2 times in 2024, prior to the Company's February 2025 Initial Public Offering. The Compensation Committee assists the Board of Directors in fulfilling its responsibilities relating to compensation of the Company's executive officers and the Company's compensation and benefit programs and policies. Our Board has determined that each of the members of our Compensation Committee is independent within the meaning of the independent director requirements of NYSE and the SEC. Our Board has also determined that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, the applicable requirements of NYSE and SEC rules and regulations. The members of the Compensation Committee also qualify as “non-employee directors” according to the SEC rules.

The Compensation Committee assists the Board in fulfilling its responsibilities relating to the compensation of the Chief Executive Officer and executive officers of the Company. In addition, the Compensation Committee oversees the Company’s executive compensation policies, plans and programs. Our Compensation Committee is responsible for, among other things:

•approving and overseeing the Company’s executive compensation program;

•reviewing and approving annual corporate goals and objectives for the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining the Chief Executive Officer’s compensation level based on such evaluation;

•approving non-CEO executive compensation, including base salary and short-term and long-term compensation;

•overseeing all compensation and benefit programs in which employees of the Company are eligible to participate;

•reviewing the Company’s incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking and reviewing and discussing the relationship between risk management and incentive compensation;

•developing and recommending to the Board compensation for non-employee directors;

•monitoring and reviewing the talent management and succession planning processes for the Chief Executive Officer and the Company’s other key executives;

•providing oversight of the Company’s broader talent management processes and initiatives; and

•assisting the Board in its oversight of all other human capital management strategies, practices, and risks.

The Compensation Committee also has the authority, in its sole discretion, to select, retain and terminate (and obtain the advice of) any compensation adviser, including but not limited to compensation consultants and outside legal counsel, as necessary to assist with the execution of its duties and responsibilities as set forth in the committee charter, but only after taking into consideration all factors relevant to the advisor’s independence from management.  The Compensation Committee may also delegate its authority to subcommittees or the committee chair when it deems it appropriate and in the best interests of the Company.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (i) is or has ever been an employee of ours, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” except with respects to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee met 1 time in 2024, prior to the Company's February 2025 Initial Public Offering. The Corporate Governance and Nominating Committee assists the Board of Directors in fulfilling its responsibilities by providing independent director oversight of nominations for election to the Board of Directors and leadership in the Company's corporate governance. Our Board has determined that each of the members of our Corporate Governance and Nominating Committee is independent within the meaning of the independent director requirements of NYSE.

The primary functions of the Corporate Governance and Nominating Committee include:

•identifying qualified individuals to become Board members;

•recommending to the Board the director nominees for each annual meeting of stockholders and director nominees to be elected by the Board to fill interim director vacancies;

•recommending to the Board the leadership structure of the Board and the composition and leadership of Board committees;

•overseeing the annual review and evaluation of the performance of the Board and its committees;

•developing and recommending to the Board updates to our corporate governance documents;

•reviewing and assessing stockholders’ feedback related to our governance practices and stockholder engagement process; and

•overseeing the Company’s strategy, initiatives, and policies related to corporate responsibility.

Director Qualifications
The Company’s Corporate Governance Guidelines contain Board membership criteria considered by the Corporate Governance and Nominating Committee in recommending nominees for a position on the Company’s Board. The Committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment, and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of the Company and must be free from conflicts of interest with the Company. The Committee also considers the following criteria when reviewing director candidates and existing directors:
•Whether the director/potential director has the financial acumen or other professional, educational, or business experience relevant to an understanding of the Company’s business;

•Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience;

•Whether the director/potential director meets the independence requirements of the listing standards of the NYSE and the Board’s director independence standards;

•Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law; and

•Whether the director/potential director, by virtue of particular technical expertise, experience, or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member.

The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Corporate Governance and Nominating Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged, and effective in performing its duties. Although the Board does not have a formal policy on diversity, the Board and the Corporate Governance and Nominating Committee believe that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge, and abilities that will contribute to Board diversity and allow the Board to effectively fulfill its responsibilities.

Director Nominees
Our Bylaws provide that nominations of persons for election to the Board may be made by or at the direction of our Board or by any stockholder entitled to vote for the election of directors at the Annual Meeting who complies with certain procedures in our Bylaws. The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director.
Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee and may be considered at any point during the year. The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders in the same manner as it considers candidates recommended by others, provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws. Because of this, there is no specific policy regarding stockholder nominations of potential directors. At present, our Board does not engage any third parties to identify and evaluate potential director candidates.
For further information about stockholder nominees, please see the section entitled “Stockholder Proposals” in this proxy statement.
Stockholder Communication with Directors
The Company provides a process for stockholders to send communications to the Board of Directors. Such communications should be directed to Kevin J. Comps, Corporate Secretary at Northpointe Bancshares, Inc. 3333 Deposit Drive Northeast, Grand Rapids, Michigan 49546. The Corporate Secretary is responsible for reviewing all communications addressed to our Board, any committee or any specific director to determine whether such communications require board, committee or personal review, response or action. Generally, the Corporate Secretary will not forward to the Board, any committee or any specific director any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the board, any committee or any specific director, then he will promptly send a copy of such communication to each director serving on the board, the applicable committee or the applicable director.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that is designed to ensure that our directors, executive officers, and employees meet the highest standards of ethical conduct. The Code of Business Conduct and Ethics requires that our directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interests. Our Code of Business Conduct and Ethics is available on the Company’s website, www.northpointe.com, under the “Investor Relations – Governance – Governance Documents” section.
Corporate Governance Guidelines
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board has adopted Corporate Governance Guidelines which set forth the framework within which our Board, assisted by its committees, direct the affairs of our Company. In particular, our Corporate Governance Guidelines govern certain activities, including:
•director qualification, independence, and selection, as well as stockholder recommendations for director candidates;

•director responsibilities and board committees;

•director meetings;

•management succession and review;

•director evaluations; and

•director access to management and independent advisors.

Insider Trading Policy
The Company has adopted an insider trading policy that prohibits directors, officers, employees or any of their immediate family members from purchasing, selling, or offering to purchase or sell, any Company security while in possession of material nonpublic information about the Company. The policy also prohibits such individuals from communicating that information to any other person without the Company’s authorization. As part of the policy, the Company has instituted blackout periods for directors, officers, and certain other employees, and requires pre-clearance of all transactions in any Company security by such persons. A copy of the Company's Insider Trading Policy has been filed as Exhibit 19 to the 2024 Annual Report.

Corporate Responsibility
The Company’s culture is defined by its corporate values of high standards of soundness, profitability, service, professionalism, integrity, and citizenship. We believe that operating sustainably benefits our many different stakeholders. The following section summarizes some of the Company’s recent accomplishments and philosophies with respect to social responsibility and environmental sustainability.

Social Responsibility

Founder, Chairman and Chief Executive Officer Charles Williams established the ICARE Pledge as the backbone of our culture, which we have implemented and which we believe has helped to deliver scaled and profitable organic growth to our stakeholders, and encouraged both employee and customer retention. “ICARE” is an acronym for our pledge to Innovate, Client Focus, Act with integrity, Real Value and Empower. We innovate to provide superior products and services. We focus on borrowers and treat them like friends and family. We build trusted relationships because we act with integrity. We believe we deliver real value add through our collaborative, high performance culture and we empower every employee to make decisions benefiting borrowers.

We recognize that the work to better understand the needs and interests of all of our constituencies, particularly those individuals, businesses, organizations and communities we serve as clients, is never finished. Rather, this requires a commitment that extends well beyond the present to living our shared values, to better understanding societal needs and the impacts of our actions, and to making continuous improvements in order to deliver our services today better than we did yesterday.
As a service business, our people are paramount to the success of our Company. As such, we are focused on hiring, retaining, developing and nurturing our people in several different ways. Some of those ways are identified below:
•New employee orientation introduces new employees to our history, mission, values and principles, including our ICARE Pledge.

•We provide a competitive compensation and benefits program to help meet the needs of our employees. In addition to salaries, these programs include annual bonus opportunities, a 401(k) plan with an employer matching contribution, healthcare and insurance benefits, flexible spending accounts, paid time off and family leave, a wellness program that includes physical and emotional health, family support, and work and financial guidance and support, and an employee assistance program. Restricted stock awards are also available to certain employees.

•We invest in the growth and development of our employees by providing a multi-dimensional approach to learning that empowers, intellectually grows, and professionally develops our colleagues. In particular, we facilitate the educational and professional development of our employees through support to attend conferences and obtain degrees, licenses and certifications while employed by us, as well as the opportunity to participate in Company-sponsored trainings.

•We conduct talent review and succession planning every year to reaffirm existing, and identify new, high potential, talented and qualified individuals of diverse backgrounds, perspectives, and experiences as we strive to deepen and enhance our leadership bench. In preparation for these reviews we ask our managers and supervisors to consider for their people any upcoming potential career path steps, potential retirements, and those they would classify as top talent or high potential. From there we establish development plans for these individuals.

•We have established various tools and guides to assist our leaders and future leaders. Some of these tools include time management guides, coaching templates, goal setting guides and worksheets, interviewing guides, critical conversation tips, performance improvement plans, and team assimilation guides.

•The Company has developed career paths to serve as a written guide or process to chart a course of career development. This involves understanding what knowledge, skills, personal characteristics and experience are required to progress within certain careers in the Company. Well defined paths exist in the following areas: credit analysis, branch customer service, call center service, mortgage processing, and mortgage underwriting.

The Bank is subject to the Community Reinvestment Act (the “CRA”), under which the appropriate federal banking agency periodically assesses the Bank’s record in meeting the credit needs of the communities it serves, including low and moderate income neighborhoods. The Bank had a rating of  “Satisfactory” in its most recent CRA evaluation. The Bank has a designated CRA officer that monitors the Bank’s compliance under this act.

Environmental Sustainability
Our business model of delivering most of our deposit banking solutions virtually naturally limits our environmental footprint as we are able to serve our customers with only one physical branch location. Additionally, a large portion of our workforce are remote employees, limiting the space requirements for backroom operation staff.
As a financial services organization, our direct impact on the environment is relatively low compared to other business sectors. However, we believe we still have a responsibility to use resources wisely. We are committed to continually addressing our environmental impact and taking practical steps to minimize and optimize our use of environmental resources, particularly in the buildings that we own.

EXECUTIVE OFFICERS
The biographical information set forth below outlines the background and experience of the Company’s executive officers who do not also serve on the Company’s Board. No executive officer has any family relationship, as defined in Item 401 of Regulation S- K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.

Name	Age	Position
Kevin J. Comps	43	President and Secretary
Brad T. Howes	45	Executive Vice President, Chief Financial Officer
David J. Christel	59	President of MPP
Amy M. Butler	48	Executive Vice President, National Sales

Kevin J. Comps. Mr. Comps is the President and Secretary of Northpointe Bancshares, Inc. and our Bank. Mr. Comps joined our Bank in 2012 for three years and again in 2017, and is responsible for overseeing Residential Lending, Deposit Banking, Loan Servicing, Information Technology, Compliance, Legal, Administration, Facilities, and Human Resources. Mr. Comps has over 20 years of experience in the financial services industry including various roles in executive management including Director of Finance and Accounting, Controller and Chief Financial Officer. Prior to joining Northpointe Bancshares, Mr. Comps held leadership roles at Capitol National Bank, Flagstar Bank, Michigan Commerce Bank, and Capitol Bancorp Limited. Mr. Comps has a Bachelor of Science degree in Business Administration from the Central Michigan University and also a degree from the Graduate School of Banking at the University of Wisconsin.
Brad T. Howes. Mr. Howes is the Executive Vice President and Chief Financial Officer of Northpointe Bancshares, Inc. and our Bank. Since joining in 2023, Mr. Howes has been responsible for overseeing the finance and accounting functions. Mr. Howes was the Chief Financial Officer at West Shore Bank from 2021 until 2023 and the Senior Finance Manager of Financial Planning & Analysis at TCF Bank from 2019 to 2021. Mr. Howes has over 23 years of experience in the financial services industry, including as the Director of Investor Relations, Senior Finance Manager of Financial Planning & Analysis and Chief Financial Officer. Prior to joining Northpointe, Mr. Howes held leadership roles at Comerica Bank, Flagstar Bank, Umpqua Bank, TCF Bank and West Shore Bank. Mr. Howes has a Bachelor of Science degree in business administration from Central Michigan University and a Juris Doctorate from the University of Detroit Mercy School of Law.
David J. Christel. Mr. Christel is the President of the Bank’s Mortgage Purchase Program (“MPP”). Since joining our Bank in 2010, Mr. Christel has been responsible for overseeing the company’s MPP business. Mr. Christel has over 25 years of mortgage warehouse lending and commercial banking experience. Prior to joining Northpointe Bank, Mr. Christel served as president of NattyMac, a nationwide warehouse lender from 2004 to 2010. Mr. Christel has also held Senior Level Management positions with Citigroup from 2000 to 2004, Republic Bank from 1996 to 2000, and HSBC form 1988 to 1996. Mr. Christel holds a Bachelor of Science degree in business administration from the University of Buffalo.
Amy M. Butler. Ms. Butler joined our Bank in 2020, where she currently serves as the Executive Vice President, National Sales, overseeing the Retail Mortgage Sales efforts. From 2018 until 2020, Ms. Butler was a Builder Services Manager at Ameris Bank and Fidelity Bank (prior to being acquired by Ameris Bank). With over 23 years of experience in the mortgage industry, Ms. Butler has held several leadership positions, including Strategic Accounts Vice President, Regional Vice President of Sales, and Senior Vice President of Sales. Before joining our Bank from Ameris Bank, she held prominent roles at United Guaranty and Arch Mortgage Insurance.

EXECUTIVE COMPENSATION AND OTHER MATTERS
As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which permit us to limit reporting of executive compensation to our principal executive officer, our two other most highly compensated executive officers, who are referred to as our named executive officers, or NEOs. For our fiscal year ended December 31, 2024, our NEOs were Charles A. Williams, our Chief Executive Officer and Chairman, David J. Christel, our President of Warehouse Lending, and Kevin J. Comps, our President.
Summary Compensation Table
The following table sets forth information concerning the compensation paid to our NEOs during our fiscal years ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Charles A. Williams	2024	437,749	0	4,446,255	3,710,736	374,200	8,968,940
Founder, Chief Executive Officer and Chairman	2023	437,749	0	2,287,957	0	411,700	3,137,406

David J. Christel	2024	175,000	0	1,453,076	3,710,736	598,406	5,937,218
President of Warehouse Lending	2023	175,000	0	841,280	0	411,700	1,427,980

Kevin J. Comps	2024	321,249	330,000	0	3,442,896	319,270	4,413,415
President	2023	292,239	200,000	0	0	248,220	740,459
_________________________
(1)Reflects a discretionary bonus.
(2)Reflects amounts paid pursuant to the executive’s employment agreement, as described in greater detail below.
(3)Reflects the grant date fair value of the Special RSU Awards (as defined below) computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the Special RSU Awards are set forth in Note 10 to our audited consolidated financial statements included in our 2024 Annual Report.
(4)Reflects for 2024: (a) for each of Messrs. Williams and Christel, the amount realized upon the automatic exercise of their cash-settled stock appreciation rights (“Cash-Settled SARs”) granted in 2019 (the “2024 SAR Payment”); and (b) for Mr. Comps, his 2024 SAR Payment ($318,070) and a mobile device allowance ($1,200).

Compensation Process
Role of the Compensation Committee
The Compensation Committee establishes the overall executive compensation philosophy and program design, sets and approves compensation for our executive officers. The Compensation Committee also approves all equity compensation plans and awards.

Role of Management
The Chief Executive Officer and President routinely provide information, advice, and recommendations to the Compensation Committee. The Compensation Committee regularly meets in executive session without executive officers present, and executive officers are not present for discussions regarding his or her specific compensation.
Role of the Independent Compensation Consultant
In December 2024, the Company engaged Frederic W. Cook & Co. (“FW Cook”) as its outside compensation consultant to provide advice related to the Company’s executive compensation program in connection with the initial public offering of our common stock, which was completed in February 2025 (the “IPO”). FW Cook provided advice with respect to the Company’s compensation program, specifically how it compared with those of other similarly situated companies and the appropriateness of the compensation program structure in supporting the Company’s business strategy and human resources objectives All services performed for us by FW Cook during 2024 were related to executive compensation.
Material Components of Compensation Program
Annual Bonus
Pursuant to the terms of Mr. Williams’ employment agreement, as described in greater detail below, he is entitled to receive incentive compensation equal to 10% of the net, after-tax (but prior to any accrual for his incentive compensation) consolidated income of the Company for each calendar quarter. The incentive compensation for each quarter, if any, shall be paid in cash on the next regularly-scheduled payroll date following the Company's determination of the amount of any such incentive compensation. Notwithstanding the foregoing, as of each such payment date, if either (a) the Bank did not receive a composite rating of at least “3” or better in each of its most recent safety/soundness and compliance exams or (b) either the Company or the Bank has not paid in full all accrued interest on any outstanding indebtedness (including subordinated debentures) and accrued dividends on any outstanding securities (including trust preferred securities) that are due and payable on or before such payment date, then the installment payment otherwise payable on such date will not be paid and Mr. Williams’ rights to such amount will be forfeited.
Pursuant to Mr. Christel’s employment agreement, as described in greater detail below, he will be entitled to receive incentive compensation equal to 4% of the net income of the Bank’s MPP business unit, as calculated by the Bank, paid monthly. In addition, if the net income of the MPP for any calendar year is at least $1,000,000, then Mr. Christel will be entitled to an additional incentive bonus equal to 1% of such annual net income of the MPP, subject to his continued employment through December 31 of the applicable calendar year.
The annual cash bonus paid to Mr. Comps was earned based on the Compensation Committee’s subjective review of Company performance and his performance during 2024.
Cash-Settled SARs
The Company has previously granted to the NEOs and certain other employees Cash-Settled SARs, which vest and are automatically exercised on the earliest to occur of (i) the five year anniversary of the grant date, (ii) a change in control, (iii) the holder’s death, and (iv) the holder’s separation from service at any time after he has reached the age of 62. The holder is entitled to receive, on the vesting and automatic exercise date, the value of the Cash-Settled SAR, which value is equal to (1) the excess, if any, of (i) the fair market value of one share of Company common stock on the date of exercise, over (ii) the base price of the Cash-Settled SAR; plus (2) the aggregate amount of cash dividends payable with respect to one share of Company common stock for all dividend record dates occurring at any time on or after the grant date but prior to the date of exercise of the SAR, without interest. Effective as of December 19, 2024, the Company cancelled the outstanding Cash-Settled SARs held by the NEOs.

Special RSU Awards
In connection with the IPO, our compensation committee approved one-time restricted stock unit awards (the “Special RSU Awards”) to our named executive officers, as follows: Mr. Williams, 257,690; Mr. Christel, 257,690; and Mr. Comps, 239,090. The Special RSU Awards granted to each of Messrs. Christel and Comps vest on each of the first three anniversaries of the date of grant, subject to the executive officer’s continued employment with the Company on each respective vesting date. The Special RSU Award granted to Mr. Williams vests to 49,560 shares on April 1, 2025, 49,560 shares on April 1, 2026, 49,560 shares on April 1, 2027, 49,560 shares on April 1, 2028, and 59,450 shares on April 1, 2029. The Special RSU Awards were granted under the Northpointe Bancshares, Inc. Omnibus Incentive Plan and the award agreement evidencing the grant thereof.
Timing of Equity Awards
With certain exceptions, the Company generally grants equity awards on a predetermined schedule. At the first quarterly meeting of the calendar year, the Compensation Committee reviews and approves the value and amount of the equity compensation to be awarded to executive officers in accordance with the annual compensation review process. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Employment Agreements with Named Executive Officers
During 2024, we were party to employment agreements with each of our NEOs, which provide for severance and change in control payments in certain scenarios. The material terms of the employment agreements are summarized below.
Term. Each agreement has an initial term of five years, in the case of Messrs. Williams and Comps, or one year, in the case of Mr. Christel. The terms automatically renew on each anniversary thereafter for additional one-year periods.
Termination for Disability. If the Company terminates the NEOs in connection with his disability, then, subject to the conditions of their respective employment agreement: (A) Messrs. Williams and Christel will receive (i) on a monthly basis for the remainder of the then current term of the employment agreement plus six months, in the case of Mr. Williams (the “Williams Severance Period”), and twelve months, in the case of Mr. Christel (the “Christel Severance Period”), 70% of his then current base salary and continued participation in the Company’s health plans, and (ii) for the remainder of the then current term of the employment agreement, 70% of any incentive compensation that would have been otherwise payable; and (B) Mr. Comps will receive (i) payment for any outstanding accrued earned time off pay, (ii) on a monthly basis for the remainder of the then current year plus three months, 40% of his then current base salary, (iii) for the remainder of the then current year, 40% of incentive compensation otherwise payable, and (iv) continued health care coverage for six months.
Resignation without Good Reason; Termination for Cause. If the NEO’s employment is terminated by the Company for “cause” or the NEO resigns without “good reason” (as such terms are defined in the employment agreements), then the Company’s only obligation will be to pay all compensation and benefits accrued through the date of termination. Mr. Comps will also receive payment for any accrued earned time off.
Termination without Cause. If the NEO’s employment is terminated by the Company without cause, or if the NEO’s employment terminates in connection with the Company’s failure to renew the employment agreement, then, subject to the conditions of his employment agreement, the NEO will be entitled to receive: (i) continued payment of his then current base salary for the Williams Severance Period or Christel Severance Period, as applicable, or, in the case of Mr. Comps, twelve months; (ii) an amount equal to the greater of the annual incentive payment that he would have earned for the year of termination if his employment had not terminated or the most recent annual incentive payment earned by him prior to his termination (the “Most Recent Earned Annual Incentive Payment”), in the case of Messrs. Williams and Christel, or an amount equal to the Most Recent Earned Annual Incentive Payment, in the case of Mr. Comps, payable during the respective severance period; and (iii) continued provision of certain benefits provided in the employment agreement for the Williams Severance Period or Christel Severance Period, as applicable, or, in the case of Mr. Comps, six months.
Resignation for Good Reason. If Messrs. Comp or Christel resigns for good reason prior to a change in control, then, subject to the conditions of his employment agreement, he will be entitled to receive the same benefits as described above under Termination without Cause.
Termination in Connection with a Change in Control
Charles A. Williams. If Mr. Williams’ employment is terminated by the Company without cause within two years prior to a change in control, then, subject to the conditions of his employment agreement, he will be entitled to receive a lump sum payment equal to 299% of the sum of (x) his then current base salary plus (y) his Most Recent Earned Annual Incentive Payment (the “Williams CIC Severance Payment”). In the event the change in control subsequently occurs during the remaining term of the agreement plus six months, Mr. Williams will receive continued health care coverage for thirty-six months. If Mr. Williams’ employment if terminated by the Company without cause within two years following a change in control, or if he voluntarily resigns for any reason within six months following a change in control, then, subject to the conditions of his employment agreement, he will be entitled to receive (i) the Williams CIC Severance Payment; and (ii) continued health care coverage for thirty-six months.
Kevin J. Comps. If Mr. Comps’ employment is terminated by the Company without cause or he resigns for good reason, in either case within six months prior to or within one year following a change in control, then, subject to the conditions of his employment agreement, he will be entitled to receive: (i) a lump sum payment equal to 100% of his then current base salary and his Most Recent Earned Annual Incentive Payment, payable over twelve months, and (ii) continued health care coverage for eighteen months.
David J. Christel. If Mr. Christel’s employment is terminated by the Company without cause within six months prior to a change in control, then, subject to the conditions of his employment agreement, he will be entitled to receive: (i) a lump sum payment equal to 150% of the sum of (x) his then current base salary plus (y) his Most Recent Earned Annual Incentive Payment (the “Christel CIC Severance Payment”); and (ii) if a change in control occurs during the remaining term of the agreement plus 12 months, continued health care coverage for eighteen months. If Mr. Christel’s employment is terminated by the Company without cause within twelve months following a change in control, then, subject to the conditions of his employment agreement, he will be entitled to receive: (i) a lump sum payment equal to the Christel CIC Severance Payment; and (ii) continued health care coverage for eighteen months.
Restrictive Covenants. Each of the employment agreements includes covenants regarding non- competition and non-solicitation of customers and employees that apply for one year following termination of employment, in the case of Mr. Williams and Mr. Comps, or two years, in the case of Mr. Christel.

Outstanding Equity Awards at 2024 Fiscal Year End
The table below sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2024. Outstanding Cash-Settled SARs held by the NEOs were cancelled effective December 19, 2024.

Name		Stock Awards
	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Charles A. Williams.	12/19/2024	257,690	3,710,736

David J. Christel	12/19/2024	257,690	3,710,736

Kevin J. Comps	12/19/2024	239,090	3,442,896
_________________________
(1)Reflects RSUs granted on December 19, 2024, which vest at a rate of one-third each year beginning on December 19, 2025 for Mr. Christel and Mr. Comps. Mr. Williams’ RSUs vest as to 49,560 shares on April 1, 2025, 49,560 shares on April 1, 2026, 49,560 shares on April 1, 2027, 49,560 shares on April 1, 2028, and 59,450 shares on April 1, 2029.
(2)Computed by multiplying the number of shares that have not vested by the per share price of Company common stock on December 31, 2024 of $14.40.

2024 Director Compensation
The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
Carrie L. Boer	78,350	78,350
Robert W. De Vlieger II	78,350	78,350
R. Jeffery Dean	79,800	79,800
Bruce L. Edger	78,350	78,350
John M. Eggemeyer III	74,800	74,800
David S. Hooker	75,400	75,400
For 2024, each non-employee director received an annual cash retainer of $40,000, plus fees for attendance at meetings as follows: (i) $1,750 per director, or $2,150 for the Chairman, for monthly board meetings; (ii) $600 per director for Executive Loan Committee and ALCO Committee meetings; (iii) $600 per director, or $1,000 for the Chairman, for Audit Committee meetings; and (iv) $600 per director for Compensation Committee meetings. Our non-employee directors did not receive any stock or option awards during fiscal year 2024.
Prohibitions on Hedging and Pledging
The Company prohibits all directors, officers and employees from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against short-selling Company securities and transactions in any derivative of Company securities, including buying and writing options. Directors, officers and employees are restricted from buying Company securities on margin or pledging Company securities as collateral for a loan. Additionally, the Company’s Insider Trading Policy prohibits trading for directors, officers and certain employees during designated blackout periods and requires approval by the Company’s President or Chief Financial Officer prior to any trade.
Clawback Policy
We maintain a clawback policy that complies with the applicable listing standards of the NYSE and Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event of a restatement of the reported financial results of the Company due to material non-compliance with financial reporting requirements, the Compensation Committee will recover reasonably promptly the amount of all erroneously awarded compensation received by an executive officer during the covered period (within the meaning of such terms as provided in the NYSE listing standards).
Delinquent Section 16(a) Reports
The members of the Board, the executive officers of the Company and persons who hold more than 10% of our common stock (collectively, the “Reporting Persons”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company’s securities on Form 3 and transactions in the Company’s securities on Forms 4 or 5. In connection with the IPO, each of the Reporting Persons inadvertently failed to file on a timely basis his or her Form 3. Each of the Reporting Persons has subsequently filed his or her Form 3. Mr. Williams inadvertently failed to file on a timely basis his Form 4 late with respect to one share purchase transaction, which transaction has been subsequently filed on a Form 4.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table presents certain information with respect to the beneficial ownership of our common stock as of April 4, 2025 by:
•each of our directors and director nominees;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each stockholder known by us to be a beneficial owner of more than 5% of our outstanding shares of our voting common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options that are currently exercisable or will become exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
The percentage of beneficial ownership is based on 34,315,099 shares of our common stock outstanding as of April 4, 2025, which includes 30,342,919 shares of voting common stock and 3,972,180 shares of our non-voting common stock. Except as indicated below, the address for each stockholder listed in the table below is: Northpointe Bancshares, Inc., 3333 Deposit Drive Northeast, Grand Rapids, Michigan 49546.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholders:
Castle Creek Capital Partners VII, LP(1)	5,813,960	16.9%
Second Rewritten Trust Indenture of the John S Simoni Living Trust(2)	2,575,664	7.5
Bay Pond Partners, L.P.(3)	1,689,595	4.9
Anne Gainey(4)	1,879,921	5.5

Directors and Named Executive Officers:
Directors
Charles A. Williams(5)	3,135,362	9.1%
Carrie L. Boer	0	*
Robert W. De Vlieger II(6)	765,828	2.2
R. Jefferey Dean(7)	614,790	1.8
Bruce L. Edger(8)	223,830	*
John M. Eggemeyer III	0	*
David S. Hooker(9)	912,040	2.7
Non-Director NEOs
David J. Christel	407,690	1.2
Kevin J. Comps	246,453	*
All directors and executive officers as a group (9 Persons)	6,305,993	18.4

_________________________
*Less than 1%
(1)Consists of (a) 1,841,780 shares of voting common stock and (b) 3,972,180 of non-voting common stock, held by Castle Creek VII. Mr. Eggemeyer III, the founder and managing principal of Castle Creek Capital VII LLC, the general partner of Castle Creek VII, has no voting and shared investment power with respect to the shares held by Castle Creek VII. The address of Castle Creek VII is 11682 El Camino Road, Suite 320, San Diego, California 92130.
(2)John S. Simoni, the trustee of the Second Rewritten Trust Indenture of the John S Simoni Living Trust (the “Simoni Trust”), holds voting and investment power with respect to the shares held by the Simoni Trust. The address for the Simoni Trust is 500 SE Fifth Ave, #1002S, Boca Raton, Florida 33432.
(3)This information is based upon information included in a Schedule 13G filed with the SEC on February 24, 2025 by Bay Pond Partners, L.P. Bay Pond Partners L.P., together with its affiliates, reports shared voting power with respect to 1,689,595 shares, sole voting and/or dispositive power with respect to 0 shares, and shared dispositive power with respect to 1,689,595 shares.
(4)Consists of (a) 502,841 shares of common stock held in the name of Harvey N. Gainey, of which Mrs. Gainey is the surviving spouse and holds voting and investment power with respect to the shares held by Harvey N. Gainey, (b) 533,330 shares of common stock held by the Carl Oosterhouse TR Annie E Gainey Marital Trust (the “Annie E. Gainey Marital Trust”), of which Mrs. Gainey has no voting power, but does have investment power, with respect to the shares held by the Annie E. Gainey Marital Trust, (c) 500,000 shares of common stock held by the Carl Oosterhouse TR UA 12/30/2020 Annie E Gainey Eight Year Trust (the “Annie E. Eight Year Trust”), of which Mrs. Gainey has no voting power, but does have investment power, with respect to the shares held by the Annie E. Gainey Eight Year Trust, (d) 343,750 shares of common stock held by the Carl Oosterhouse TR UA 12/30/2020 Harvey N Gainey Twelve Year Trust (the “Harvey N. Gainey Twelve Year Trust), of which Mrs. Gainey has no voting power, but does have investment power, with respect to the shares held by the Harvey N. Gainey Twelve Year Trust, and (e) 163,000 shares of common stock held by the Carl Oosterhouse TR UA 12/27/2019 Harvey Newton Gainey Irrevocable Trust (the “Harvey Newton Gainey Irrevocable Trust”), of which Mrs. Gainey has no voting power, but does have investment power, with respect to the shares held by the Harvey Newton Gainey Irrevocable Trust. The address for Mrs. Gainey is 3470 Roger B Chaffee Dr, Apt C7, Grand Rapids, Michigan 49548.
(5)Mr. Williams, the trustee of the Charles A Williams TR Charles A Williams Trust (the “Williams Trust”), holds voting and investment power with respect to the shares held by the Williams Trust. Mr. Williams' business address is 3333 Deposit Drive Northeast, Grand Rapids, Michigan, 49546.
(6)Consists of 765,828 shares of common stock held by the Robert De Vlieger II UA 12/12/2007 Robert W. De Vlieger II Descendents Trust (the “De Vlieger II Trust”), of which Mr. De Vlieger II is the trustee and holds voting and investment power with respect to the shares held by the De Vlieger II Trust.
(7)Consists of 614,790 shares of common stock held by the Jill M Dean U/A/D November 16 2007 Trust (the “Dean Trust”), of which Mr. Dean is the trustee and holds voting and investment power with respect to the shares held by the Dean Trust.
(8)Consists of 223,830 shares of common stock held by the Bruce L Edger Trust (the “Edger Trust”), of which Mr. Edger is the trustee and holds voting and investment power with respect to the shares held by the Edger Trust.
(9)Consists of (a) 900,040 shares of common stock held by the David S. Hooker Trust (the “David Hooker Trust”) and (b) 12,000 shares of common stock held by the Tanis S. Hooker Discretionary Trust (the “Tanis Hooker Trust”), for each of which Mr. Hooker is the trustee and holds voting and investment power with respect to the shares held by the David Hooker Trust and the Tanis Hooker Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Loans to Officers, Directors and Affiliates
We offer loans in the ordinary course of business to our insiders, including our executive officers and directors, their related interests and immediate family members and other employees. Applicable law and our written credit policies require that loans to insiders be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to non- insider employees and other non-insiders are subject to the same requirements and underwriting standards and meet our normal lending guidelines, except that non-insider employees and other non-insiders may receive preferential interest rates and fees as an employee benefit. Loans to individual employees, directors and executive officers must also comply with our Bank’s statutory lending limits and regulatory requirements regarding lending limits and collateral. All extensions of credit to related parties must be reviewed and approved in accordance with applicable law and the Company's policies.
We have made loans to directors and executive officers. All loans made to our directors, executive officers, and their related interests and/or related parties (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us, and (iii) did not involve more than a normal risk of collectability and did not present other features unfavorable to the Company.
Related Party Transaction Policy
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act, which governs certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors and principal stockholders. We have adopted policies to comply with these regulatory requirements and restrictions.
We have adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Our related parties include our directors (including nominees for election as directors), executive officers, 5% stockholders, the immediate family members of these persons, and any entity in which any of these persons is an executive officer, general partner, or has a 5% or greater interest. Our President, in consultation with counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to our Board of Directors or Audit Committee for approval. In determining whether to approve a related party transaction, our Board of Directors or Audit Committee may consider such factors as it deems appropriate, which factors may include, without limitation, the related party’s interest in the related party transaction, the approximate dollar value of the amount involved in the related party transaction, the approximate dollar value of the amount of the related party’s interests in the related party transaction without regard to the amount of any profit or loss, whether the related party transaction was undertaken in the ordinary course of business, whether the related party transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to the Company of, the related party transaction, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators, the potential violations of other corporate policies, and any other information regarding the related party transaction or the related party in the context of the proposed related party transaction that would be material to investors in light of the circumstances of the particular related party transaction.

Other than the compensation arrangements with directors and executive officers described in the section entitled “Executive Compensation” and the ordinary banking relationships described above, none of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest, in any transactions to which we have been a party in which the amount involved exceeded or will exceed $120,000.
The Audit Committee Charter requires the Audit Committee to review and approve all transactions between the Company and related persons which are required to be reported under SEC Regulation S-K, Item 404.

Transactions with Castle Creek
On May 30, 2019, we sold 1,841,780 shares of our voting common stock and 3,972,180 shares of our non-voting common stock to Castle Creek Capital Partners VII, LP (“Castle Creek VII”). Additionally, on December 24, 2019, we sold 2,600,000 shares of our non-voting common stock to Castle Creek Capital Partners VI, LP (“Castle Creek VI,” and together with Castle Creek VII, “Castle Creek”). In connection with each of those transactions, we entered into Securities Purchase Agreements, dated as of May 30, 2019 and December 24, 2019, respectively, with each Castle Creek VI and Castle Creek VII. Under these agreements, we have agreed to comply with certain continuing obligations with respect to Castle Creek which are described in more detail below.
Board Representation and Observer Rights
We have agreed to nominate one person designated by Castle Creek to our Board of Directors, subject to satisfaction of the legal and governance requirements regarding service as a member of our Board of Directors and to the reasonable approval of the Company, and to the board of directors of the Bank. We have also agreed that we will recommend to our stockholders that the Castle Creek representative is elected to our Board of Directors at all of the Company’s meetings of stockholders at which members of the Board of Directors are to be elected. In addition, subject to limited exceptions, we have agreed that, if at any time Castle Creek does not have a representative on the Company’s Board of Directors, the Company will invite one person designated by Castle Creek to attend all meetings of board of directors of the Company and the Bank.
The above-described board representation and board observation rights will continue with respect to Castle Creek for so long as Castle Creek, together with its affiliates, continues to hold 4.9% or more of our issued and outstanding voting common stock. If Castle Creek ceases to hold the required ownership percentage, Castle Creek will no longer have any further board representation rights, and Castle Creek will use all reasonable best efforts to cause its board representative to promptly resign from board of directors of the Company and the Bank. Currently, John M. Eggemeyer III serves on our Board as the representative of Castle Creek. As of April 4, 2025, Castle Creek owned approximately 6.1% of our voting common stock.
Indemnification
We have agreed that we will be the indemnitor of “first resort” with respect to any claims against the director designated by Castle Creek for indemnification claims that are indemnifiable by both us and Castle Creek. To the extent that indemnification is permissible under applicable law, we will have full liability for such claims, including for the advancement of any expenses.
Information and Access Rights
We have also agreed to certain ongoing financial reporting obligations. In particular, we have agreed to provide Castle Creek with: (1) our unaudited quarterly financial statements, (2) our audited annual financial statements, and (3) for so long as Castle Creek and its affiliates continue hold 4.9% or more of our issued and outstanding voting common stock, all documents and information provided to members of our Board of Directors in connection with monthly meetings, subject to certain exceptions. In addition, we have agreed to grant Castle Creek reasonable access to inspect our properties and corporate and financial records and to discuss our business with key personnel.

Preemptive Rights
We have agreed that, for so long as Castle Creek and its affiliates hold 4.9% or more of the voting common stock of the Company, Castle Creek will generally have the right to purchase its pro rata share of any securities that we may issue in the future. Such rights do not apply to certain transactions such as a mergers or issuances pursuant to an equity incentive plan approved by the Board of Directors (subject to certain limitations).
Registration Rights
In connection with the transactions above, we entered into the Registration Rights Agreements providing for demand and piggyback registration rights. Pursuant to its demand registration rights, after May 30, 2024 and December 24, 2024, respectively, Castle Creek had the right to require the Company to file a registration statement with the SEC so that Castle Creek may resell its shares of common stock. The Company must file such registration statement with the SEC within 90 days of its receipt of such request and use its reasonable best efforts to cause such registration statement to become effective. If the Company is unable to file a registration statement or cause the registration statement to become effective within specified timeframes, the Company must, subject to certain limitations, pay Castle Creek an amount in cash equal to 2.0% of their aggregate original purchase price of the voting and non-voting common stock held Castle Creek each month until the default is cured. Such payment will bear interest of 1.0% per month on an annualized basis if such payment is not made within 10 business days of the due date.
If the Company files a registration statement for a primary or secondary offer of its securities (other than a registration statement related to equity compensation plans or mergers and acquisitions), the Company must give notice to Castle Creek at least 10 business days’ prior to the anticipated registration statement filing date, and Castle Creek may elect to have their securities included in a piggyback registration statement for resale. The Company must effect registration of all securities that Castle Creek requests to be included in the piggyback registration within 5 business days following the notice given by the Company. However, if this offering is underwritten, the number of shares to be sold by the Company may be reduced upon recommendation of the managing underwriters.
In any of the foregoing registration statements, the Company will pay the fees and expenses of such registration statements, including all registration and filing fees, printing expenses, trading market fees, fees and disbursements of counsel for the Company and fees and expenses of the Company reasonably incurred, including up to $50,000 of the expense that each of Castle Creek VI and Castle Creek VII actually and reasonably incur.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to the recommendation of the Audit Committee, the Board has appointed RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025. RSM US LLP has served as the Company’s independent registered public accounting firm for each year since the year ended December 31, 2022. The Board is seeking ratification of the appointment of RSM US LLP for the 2025 fiscal year. Stockholder ratification of the selection of RSM US LLP as our independent registered public accounting firm for the 2025 fiscal year is not required by our Bylaws, state law or otherwise. However, the Board is submitting the selection of RSM US LLP to our stockholders for ratification as a matter of good corporate governance. Even if the appointment of RSM US LLP is ratified by the stockholders, the Audit Committee, in its discretion, could decide to terminate the engagement of RSM US LLP and to engage another audit firm if the Audit Committee determines such action is necessary or desirable. If the stockholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain RSM US LLP for future services.
At the Annual Meeting, stockholders will be asked to consider and act upon a proposal to ratify the appointment of RSM US LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the shares cast at the Annual Meeting and entitled to vote on Proposal 2. Representatives of RSM US LLP are expected to dial-in during the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to question.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

Independent Auditor Fees
The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by RSM US LLP for the fiscal years ended December 31, 2024 and 2023 for the purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair RSM US LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by RSM US LLP before the services are performed, including all of the services described under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” below. The Audit Committee has pre-approved all of the services provided by RSM US LLP in accordance with the policies and procedures described below in “Audit Committee Pre-Approval Policies.”

	2024	2023
Audit Fees(1)	$752,325	$586,425
Audit-Related Fees(2)	449,800	84,000
Tax Fees(3)	0	0
All Other Fees	0	0
(1)Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our 2024 Annual Report and a review of financial statements included in our Registration Statement on Form S-1 and services that are normally provided in connection with statutory and regulatory filings or engagements for those years.
(2)Audit-related services in 2024 consist principally of services related to the issuance of consent letters for relevant SEC filings, the filing of our Registration Statement on Form S-1 related to our initial public offering and in both periods include attestation of service organization controls (SOC).
(3)Permissible tax services include tax compliance, tax planning and tax advice that do not impair the independence of the auditors and that are consistent with the SEC’s rules on auditor independence.
Audit Committee Approval Policies
The Audit Committee has direct authority and responsibility to pre-approve all audit and permissible non-audit services provided to the Company by the Company’s independent auditors.
All pre-approvals of audit and permissible non-audit services granted by the Audit Committee must be reasonably detailed as to the particular services to be provided and must not result in the delegation of the Audit Committee’s pre-approval responsibilities to management. Pre-approvals of services granted by the Audit Committee must not use monetary limits as the only basis for pre-approval and must not provide for broad categorical approvals. Any pre-approval policies or practices adopted by the Audit Committee must be designed to ensure that the Audit Committee knows what particular services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the independent auditors’ independence.
The Audit Committee may delegate to one or more designated members of the committee the authority to grant pre-approvals of permissible non-audit services. The decisions of any member to whom this authority is delegated must be reported to the full Audit Committee.
Non-audit services provided by the Company’s independent auditors must not include any of the following:
•Bookkeeping or other services related to the accounting records or financial statements of the Company;
•Financial information systems design and implementation;
•Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
•Actuarial services;
•Internal audit outsourcing services;
•Management functions or human resources;

•Broker-dealer, investment adviser, or investment banking services;
•Legal services and expert services unrelated to the audit; and
•Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

AUDIT COMMITTEE REPORT
The Audit Committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.
Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.
The Audit Committee reviews our financial reporting process. In this context, the Audit Committee:

•has reviewed and discussed with management the audited financial statements for the year ended December 31, 2024;

•has discussed with RSM US LLP, our current independent registered public accounting firm, the matters required to be discussed with RSM US LLP by the Public Company Accounting Oversight Board ("PCAOB") and the SEC;

•met with the internal auditors and RSM US LLP, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting;

•has discussed with management, the internal auditors, and RSM US LLP the internal audit function's organization, responsibilities, budget, and staffing; and

•has received the written disclosures and the letter from RSM US LLP required by the applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning independence and has discussed with RSM US LLP the independent accountant's independence.

Based on this review and the discussions referred to above, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in 2024 Annual Report.
This report is submitted on behalf of the members of the Audit Committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under the Securities Act or Exchange Act.
Respectfully submitted by the Audit Committee of the Board,
R. Jeffery Dean (Chairman)
Carrie L. Boer
John M. Eggemeyer III

STOCKHOLDER PROPOSALS
If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2026 annual meeting of stockholders, including director nominations, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office, located at 3333 Deposit Drive Northeast, Grand Rapids, Michigan 49546, Attn: Kevin J. Comps, Corporate Secretary, no later than December 12, 2025. Any such proposal must comply with the requirements of Rule 14a-8. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals. We will only include in our proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.

Although information received after such date will not be included in the proxy materials sent to stockholders, a stockholder proposal may still be presented at the annual meeting if such proposal complies with our Bylaws. In accordance with our Bylaws, stockholder proposals may be brought before an annual meeting only if such proposal is made pursuant to written notice timely given to the Company’s Secretary accompanied by certain information required by our Bylaws. To be timely, a stockholders’ written notice must be received at the registered office of the Company no earlier than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be received by the Company the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. For stockholder proposals for the 2026 annual meeting of stockholders, written notice must be received between January 15, 2026 and February 14, 2026. No director nominations were received from stockholders in connection with the 2025 annual meeting of stockholders.

All notices to us must also provide certain information set forth in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained by request to the Company’s Corporate Secretary, Kevin J. Comps. Stockholder proposals and nominations should be submitted to the Northpointe Bancshares, Inc., Attention: Kevin J. Comps, Corporate Secretary, at 3333 Deposit Drive Northeast, Grand Rapids, Michigan 49546.

GENERAL INFORMATION
Caution Concerning Forward-Looking Statements
This proxy statement contains “forward-looking statements” - that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see the risks and other factors set forth in our filings with the SEC, including those set forth in our 2024 Annual Report . We do not assume any obligation to update any forward-looking statements as a result of new information, future developments, or otherwise, except as otherwise may be required by law. Actual results could differ materially.
Householding
In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and have elected to receive paper copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Upon request, the Company will promptly deliver a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of annual reports or proxy statements may request delivery of a single copy. You can contact the Company by contacting the Kevin J. Comps, Corporate Secretary, at Northpointe Bancshares, Inc. 3333 Deposit Drive Northeast, Grand Rapids, Michigan 49546 to request a separate copy of the proxy materials and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future.
Additional Information
Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, can be accessed, along with this proxy statement, under the “Investor Relations – SEC Filings” section of our website, www.northpointe.com. If you wish to receive a copy of any exhibit on our Annual Report on Form 10-K for the year ended December 31, 2024, we will mail these documents to you free of charge. Requests should be sent to:
Northpointe Bancshares, Inc.
Attn: Kevin J. Comps, Corporate Secretary
3333 Deposit Drive Northeast
Grand Rapids, Michigan 49546

The Annual Report on Form 10-K for the year ended December 31, 2024 is not, and shall not be, deemed to be a part of our proxy materials.
Other Matters
The Board does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

Northpointe Bancshares, Inc.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 pm EST, on May 14, 2025.

Online
Go to **www.investorvote.com/NPBI** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/NPBI

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Charles A. Williams	☐	☐	02 - Carrie L. Boer	☐	☐	03 - Robert W. De Vlieger II	☐	☐
04 - R. Jeffery Dean	☐	☐	05 - Bruce L. Edger	☐	☐	06 - John M. Eggemeyer III	☐	☐
07 - David S. Hooker	☐	☐						

	For	Against	Abstain
2. Ratification of appointment of RSM US LLP as independent auditors for the fiscal year ending December 31, 2025.	☐	☐	☐

In their discretion, the proxies may vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT

71BV 650932

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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The 2025 Annual Meeting of Stockholders of Northpointe Bancshares, Inc. will be held via telephone on Thursday, May 15, 2025 at 12:00 p.m. ET.
Call the conference line of 1-312-757-2166, conference room number 375-775-989.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Northpointe Bancshares, Inc.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2025

Charles A. Williams, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Northpointe Bancshares, Inc. to be held on Thursday, May 15, 2025, 12:00 P.M. ET or at any postponement or adjournment thereof.

Shares represented by this proxy, when properly executed, will be voted by the stockholder. If no such directions are indicated, the Proxy will have authority to vote FOR all of the nominees listed and FOR Proposal 2.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

How Your Proxy Will Be Voted. If a proxy in the form enclosed is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Stockholders and at any adjournment of that meeting. Where stockholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy, FOR Proposal 2 and in the discretion of the proxy holder with respect to any other business as may properly come before the meeting or any adjournment thereof. Shares not voted at the meeting, whether by abstention or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and votes submitted by proxy will be tabulated by the Company.

Revocation of Proxy. A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy at a later date, or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

Northpointe Bancshares, Inc.

VOTE

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold
01 - Charles A. Williams	☐	☐
02 - Carrie L. Boer	☐	☐
03 - Robert W. De Vlieger II	☐	☐
04 - R. Jeffery Dean	☐	☐
05 - Bruce L. Edger	☐	☐
06 - John M. Eggemeyer III	☐	☐
07 - David S. Hooker	☐	☐

Proposal	For	Against	Abstain
2. Ratification of appointment of RSM US LLP as independent auditors for the fiscal year ending December 31, 2025.	☐	☐	☐

In their discretion, the proxies may vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 6 5 0 9 3 2

044SYD

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Northpointe Bancshares, Inc.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2025

Charles A. Williams, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Northpointe Bancshares, Inc. to be held on Thursday, May 15, 2025, 12:00 P.M. ET or at any postponement or adjournment thereof.

Shares represented by this proxy, when properly executed, will be voted by the stockholder. If no such directions are indicated, the Proxy will have authority to vote FOR all of the nominees listed and FOR Proposal 2.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

How Your Proxy Will Be Voted. If a proxy in the form enclosed is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Stockholders and at any adjournment of that meeting. Where stockholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy, FOR Proposal 2 and in the discretion of the proxy holder with respect to any other business as may properly come before the meeting or any adjournment thereof. Shares not voted at the meeting, whether by abstention or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and votes submitted by proxy will be tabulated by the Company.

Revocation of Proxy. A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy at a later date, or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

(Items to be voted appear on reverse side)